FLIR Systems Announces Third Quarter 2012 Financial Results

Backlog Reaches Highest Level in Three Years; Announces Agreement to Acquire Lorex Technology

PORTLAND, OR -- (Marketwire - October 25, 2012) - FLIR Systems, Inc. (NASDAQ: FLIR) today announced financial results for the third quarter ended September 30, 2012. Revenue was $332.2 million, down 11% compared to third quarter 2011 revenue of $371.3 million. Operating income in the third quarter was $74.2 million, compared to $85.4 million in the third quarter of 2011. Third quarter 2012 net income was $55.9 million, or $0.37 per diluted share, compared with net income of $64.7 million, or $0.40 per diluted share in the third quarter a year ago. Cash provided by operations in the third quarter was $46.4 million. During the quarter, the Company repurchased 1.9 million shares of its common stock at an average price of $19.96 per share.

Revenue from the Company's Commercial Systems division decreased 8% from the third quarter of 2011, to $181.2 million. Within the Commercial Systems division, revenue from the Thermal Vision and Measurement segment was $149.5 million, a decrease of 7% from the third quarter results last year. The Raymarine segment contributed $31.7 million of revenue during the third quarter, down 11% from the prior year.

Revenue from the Company's Government Systems division decreased 14% from the third quarter of 2011, to $151.0 million. Within the Government Systems division, revenue from the Surveillance segment was $115.9 million, a decrease of 17% from the third quarter of 2011. Revenue from the Detection segment was $15.4 million, a decrease of 27% compared to the third quarter of 2011, and the Integrated Systems segment contributed $19.7 million of revenue during the third quarter, an increase of 42% from the prior year.

The Company's backlog of firm orders for delivery within the next twelve months was approximately $565 million as of September 30, 2012, an increase of $67 million during the quarter. Backlog in the Government Systems division was $392 million, increasing $58 million during the quarter. Backlog in the Commercial Systems division was $173 million, up $9 million during the quarter.

Acquisition of Lorex Technology
FLIR today also announced that it has entered into an agreement pursuant to which it has agreed to acquire Lorex Technology Inc., a leading provider of consumer oriented and professional grade video surveillance systems, for CAD$1.30 per share, or a total cash purchase price of CAD$59 million. Lorex, based in Markham, Ontario, is a pioneer in home security video surveillance systems that can be installed by the user as well as a provider of video surveillance products to security system integrators. Lorex provides homes and businesses bundled video surveillance systems and equipment that includes connected visible light video cameras, illuminated infrared cameras, digital video recorders, video monitors, baby monitors, and wearable action sports cameras. The company sells its solutions through retailers such as Costco, BJ's Wholesale, Amazon.com, and BestBuy.com, as well as through distributors of large-scale security solutions. The acquisition is expected to close by the end of 2012.

"Our third quarter results were as planned. In addition, we were encouraged by the order flow during the quarter and the corresponding increase in our ending backlog," noted Earl Lewis, President and CEO of FLIR. "We were pleased to see both divisions increase margins over last quarter despite headwinds in many of our markets. Additionally, the anticipated acquisition of Lorex is highly complementary to our long-term commercial strategy and is expected to be accretive to 2013 net earnings."

Revenue and Earnings Outlook for 2012
Based on financial results for the first nine months of 2012 and the outlook for the remainder of the year, FLIR has modified its outlook for revenue and earnings per share for the full year 2012. Management currently expects revenue for 2012 to be in the range of $1.40 billion to $1.45 billion and net earnings to be in the range of $1.42 to $1.47 per diluted share. This compares to the prior outlook of $1.4 billion to $1.5 billion in revenue and $1.40 to $1.50 in earnings per diluted share for the full year 2012.

Dividend Declaration
FLIR's Board of Directors has declared a quarterly cash dividend of $0.07 per share on FLIR common stock, payable December 7, 2012, to shareholders of record as of close of business on November 19, 2012.

Conference Call
FLIR has scheduled a conference call at 8:00 a.m. ET (5:00 a.m. PT) today to discuss its results for the quarter. A simultaneous webcast of the conference call may be accessed online from the Upcoming Events link at the Investor Relations page of www.FLIR.com. A replay will be available after 11:00 a.m. ET (8:00 a.m. PT) at this same Internet address. Summary third quarter and historical financial data, including segment details, may be accessed online from the Summary Financial Data section of www.FLIR.com/investor.

About FLIR Systems
FLIR Systems, Inc. is a world leader in the design, manufacture, and marketing of sensor systems that enhance perception and awareness. The Company's advanced thermal imaging and threat detection systems are used for a wide variety of imaging, thermography, and security applications, including airborne and ground-based surveillance, condition monitoring, research and development, manufacturing process control, search and rescue, drug interdiction, navigation, transportation safety, border and maritime patrol, environmental monitoring, and chemical, biological, radiological, nuclear, and explosives (CBRNE) detection. Visit the Company's web site at www.FLIR.com.

Forward-Looking Statements
The statements in this release by Earl Lewis and the statements in the section captioned "Revenue and Earnings Outlook for 2012" above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, the Company's continuing compliance with U.S. export control laws and regulations, the timely receipt of any required export licenses, constraints on supplies of critical components, excess or shortage of production capacity, the ability to manufacture and ship the products in the time period required, actual purchases under agreements, the continuing eligibility of the Company to act as a federal contractor, the amount and availability of appropriated government procurement funds and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or Internet service providers.

                             FLIR SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF INCOME
            (In thousands, except per share amounts)(Unaudited)

                            Three Months Ended         Nine Months Ended
                               September 30,             September 30,
                         ------------------------  ------------------------
                             2012         2011         2012         2011
                         -----------  -----------  -----------  -----------

Revenue                  $   332,230  $   371,327  $ 1,018,973  $ 1,138,850
Cost of goods sold           158,877      169,430      492,865      535,030
                         -----------  -----------  -----------  -----------
    Gross profit             173,353      201,897      526,108      603,820

Operating expenses:
  Research and
   development                29,593       35,188      103,674      112,257
  Selling, general and
   administrative             69,523       81,300      219,181      288,036
                         -----------  -----------  -----------  -----------
    Total operating
     expenses                 99,116      116,488      322,855      400,293

    Earnings from
     operations               74,237       85,409      203,253      203,527

Interest expense               3,096        1,526        8,930        2,311
Interest income                 (268)        (155)      (1,073)        (505)
Other expense (income),
 net                           2,175           66        1,190       (1,206)
                         -----------  -----------  -----------  -----------

    Earnings from
     continuing
     operations before
     income taxes             69,234       83,972      194,206      202,927

Income tax provision          13,285       19,582       47,027       57,109
                         -----------  -----------  -----------  -----------

    Earnings from
     continuing
     operations               55,949       64,390      147,179      145,818

(Loss) earnings from
 discontinued
 operations, net of tax          (44)         329       (2,042)        (475)
                         -----------  -----------  -----------  -----------

    Net earnings         $    55,905  $    64,719  $   145,137  $   145,343
                         ===========  ===========  ===========  ===========

Basic earnings per
 share:
  Earnings from
   continuing operations $      0.37  $      0.41  $      0.96  $      0.92
  Discontinued
   operations                  (0.00)        0.00        (0.01)       (0.00)
                         -----------  -----------  -----------  -----------
    Basic earnings per
     share               $      0.37  $      0.41  $      0.95  $      0.91
                         ===========  ===========  ===========  ===========

Diluted earnings per
 share:
  Earnings from
   continuing operations $      0.37  $      0.40  $      0.95  $      0.90
  Discontinued
   operations                  (0.00)        0.00        (0.01)       (0.00)
                         -----------  -----------  -----------  -----------
    Diluted earnings per
     share               $      0.37  $      0.40  $      0.94  $      0.90
                         ===========  ===========  ===========  ===========

Weighted average shares
 outstanding:
  Basic                      150,878      158,665      152,820      159,225
                         ===========  ===========  ===========  ===========
  Diluted                    152,327      160,798      154,758      161,811
                         ===========  ===========  ===========  ===========

                             FLIR SYSTEMS, INC.
                         CONSOLIDATED BALANCE SHEETS
                          (In thousands)(Unaudited)

                                                 September 30,  December 31,
                                                      2012          2011
                                                 ------------- -------------
                     ASSETS

Current assets:
  Cash and cash equivalents                      $     424,489 $     440,846
  Accounts receivable, net                             283,669       325,370
  Inventories                                          360,767       336,051
  Prepaid expenses and other current assets            130,244       104,285
  Deferred income taxes, net                            27,013        27,443
                                                 ------------- -------------
    Total current assets                             1,226,182     1,233,995

Property and equipment, net                            200,850       186,269
Deferred income taxes, net                              31,832        31,644
Goodwill                                               502,401       498,343
Intangible assets, net                                 145,511       164,440
Other assets                                            39,238        32,338
                                                 ------------- -------------
                                                 $   2,146,014 $   2,147,029
                                                 ============= =============

      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                               $      77,693 $      84,190
  Deferred revenue                                      19,741        24,046
  Accrued payroll and related liabilities               39,717        49,475
  Accrued product warranties                            13,094        13,370
  Advance payments from customers                       13,681        13,219
  Accrued expenses                                      33,249        41,183
  Other current liabilities                              4,162         3,886
  Accrued income taxes                                       -         2,161
                                                 ------------- -------------
    Total current liabilities                          201,337       231,530

Long-term debt                                         248,205       247,861
Deferred income taxes                                   17,358        17,237
Accrued income taxes                                    17,052        17,537
Pension and other long-term liabilities                 59,639        53,835

Commitments and contingencies

Shareholders' equity                                 1,602,423     1,579,029
                                                 ------------- -------------
                                                 $   2,146,014 $   2,147,029
                                                 ============= =============

                             FLIR SYSTEMS, INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (In thousands)(Unaudited)

                                  Three Months Ended     Nine Months Ended
                                     September 30,         September 30,
                                 --------------------  --------------------
                                    2012       2011       2012       2011
                                 ---------  ---------  ---------  ---------

Cash flows from operating
 activities:
  Net earnings                   $  55,905  $  64,719  $ 145,137  $ 145,343
  Income items not affecting
   cash:
    Depreciation and
     amortization                   14,843     17,577     44,859     61,208
    Deferred income taxes              504       (580)       599     (1,904)
    Stock-based compensation
     arrangements                    6,598      5,437     19,997     19,313
  Other non-cash items              (4,982)     3,373     (6,332)     3,007
  Changes in operating assets
   and liabilities, net of
   acquisitions                    (26,428)   (44,622)   (31,589)   (99,272)
                                 ---------  ---------  ---------  ---------
Cash provided by operating
 activities                         46,440     45,904    172,671    127,695
                                 ---------  ---------  ---------  ---------

Cash flows from investing
 activities:
  Additions to property and
   equipment, net                  (12,759)   (12,366)   (39,188)   (31,096)
  Business acquisitions, net of
   cash acquired                         -    (24,831)         -    (27,182)
  Other investments                      -          -     (3,000)         -
                                 ---------  ---------  ---------  ---------
Cash used by investing
 activities                        (12,759)   (37,197)   (42,188)   (58,278)
                                 ---------  ---------  ---------  ---------

Cash flows from financing
 activities:
  Proceeds from long term debt,
   net                                   -    247,708          -    247,708
  Repurchase of common stock       (38,809)  (100,583)  (129,010)  (124,384)
  Dividends paid                   (10,537)    (9,518)   (32,021)   (28,686)
  Proceeds from shares issued
   pursuant to stock-based
   compensation plans                1,462        804      7,117     15,085
  Excess tax benefit of stock
   options exercised                   679      2,142      1,231      4,468
  Other financing activities             2       (290)      (138)      (317)
                                 ---------  ---------  ---------  ---------
Cash (used) provided by
 financing activities              (47,203)   140,263   (152,821)   113,874
                                 ---------  ---------  ---------  ---------

Effect of exchange rate changes
 on cash                             8,240    (10,093)     5,981     (1,929)
                                 ---------  ---------  ---------  ---------

Net (decrease) increase in cash
 and cash equivalents               (5,282)   138,877    (16,357)   181,362
Cash and cash equivalents,
 beginning of period               429,771    235,622    440,846    193,137
                                 ---------  ---------  ---------  ---------
Cash and cash equivalents, end
 of period                       $ 424,489  $ 374,499  $ 424,489  $ 374,499
                                 =========  =========  =========  =========

Company Contact:
Shane Harrison
+1 503.498.3547
www.flir.com